                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 1997

                           The Cooper Companies, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                     1-8597                          94-2657368
  (State of             (Commission File Number)               (IRS Employer
Incorporation)                                               Identification No.)

       6140 Stoneridge Mall Road, Suite 590, Pleasanton, California, 94588
               (Address of principal executive offices) (Zip Code)

                                 (510) 460-3600
              (Registrant's telephone number, including area code)

          (former name or former address, if changed since last report)

Item 5. Other Events.

         On October 30, 1997, The Cooper Companies, Inc., a Delaware corporation (the "Company") issued a press release announcing that the Board of Directors of the Company had declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of the Company's common stock. A copy of the press release is attached hereto as Exhibit 99. A copy of the Stockholder Rights Agreement dated as of October 29, 1997, between the Company and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent, is attached hereto as Exhibit 4. The information contained in such exhibits is incorporated by reference herein in its entirety.

Item 7.           Exhibits.

4. Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.               Text of Press Release, dated October 30, 1997.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE COOPER COMPANIES, INC.

Date: October 30, 1997                       By     /s/ Carol R. Kaufman
                                               ---------------------------------
                                                     Name:  Carol R. Kaufman
                                                     Title:  Vice President,
                                                     Secretary and Chief
                                                     Administrative Officer

                                  EXHIBIT INDEX

4. Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. And American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.      Text of Press Release, dated October 30, 1997.